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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of January, 1995, by and between MedChem Products, Inc., a Massachusetts corporation (the "Company"), and James F. Marten ("Marten").

          WHEREAS, the Company desires to employ Marten, and Marten desires to be employed by the Company, as Chairman of the Board and an employee of the Company; and

          WHEREAS, Marten and the Company are desirous that they enter into an Employment Agreement reflecting such employment;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and in consideration of Marten's being employed by the Company, the parties agree as follows:

          1. Employment. The Company agrees to employ Marten and Marten agrees to serve the Company, upon the terms and conditions set forth in this Agreement.

          2. Term. The employment of Marten under this Agreement shall be for a term of five (5) years, commencing as of January 1, 1995, and ending on December 31, 1999 (the "Employment Term"), unless extended or terminated earlier as provided in this Agreement. The Employment Term may be extended upon the mutual written consent of Marten and the Company.

          3.  Duties and Extent of Service.
              ----------------------------

          (a) Duties. Marten's employment hereunder will be his primary business activity and he will devote to the business of the Company that much of his time as is required to discharge his duties under this Agreement during the Employment Term. In the course of Marten's employment, Marten shall be an employee and shall perform the duties of the Chairman of the Board of Directors of the Company.

          (b) Extent of Service. Marten shall devote a significant portion of his time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged (whether or not during normal business hours), to any significant extent, in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, provided that Marten shall not be prevented from
(i) investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any significant services on the part of Marten in the operation or the affairs of the companies in which
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such investments are made and in which his participation is solely that of an investor, (ii) engaging in professional, civic, charitable or religious activities or from serving on the board of directors of other entities, as long as such activities and service do not interfere or conflict with Marten's responsibilities to the Company and Marten's obligations under Sections 9(c) and 11, and (iii) purchasing, acquiring and/or investing in stock or other securities of any corporation whose stock or securities are regularly traded on the New York Stock Exchange, American Stock Exchange, or those which are reported on the Nasdaq National Market, provided that such purchases shall not result in Marten collectively owning beneficially at any time five percent or more of the equity securities of any corporation engaged in a business competitive to that of the Company.

          4.  Compensation.
              ------------

          (a) Salary. As compensation for services rendered by Marten under this Agreement, the Company shall pay to Marten a base salary of initially $250,000 per year, payable to him during the Employment Term after withholding and other required deductions, in equal semi-monthly installments or otherwise in accordance with the Company's standard payroll policies as such policies shall exist from time to time. Marten's base salary shall be subject to annual review by the Company's Board of Directors and may be increased (in the sole discretion of the Board), but shall not be decreased, at any such annual review; provided, however, that Marten's base salary shall (at a minimum) be increased annually in the same percentage as the increase in the Consumer Price Index, All Urban Consumers (Boston, Massachusetts) for the prior calendar year (or a similar index if such index shall not then be in effect).

          (b) Reimbursement of Business Expenses. During the Employment Term, the Company shall reimburse Marten for reasonable authorized business expenses incurred on behalf of the Company in accordance with Company policy. Any reimbursements pursuant to this Section 4(b) shall be made upon presentation of written receipts or other such evidence, reasonably satisfactory to the Company.

          5. Employee Benefits. Marten shall have the right to participate in any retirement plan, profit-sharing plan, group life insurance plan, health or accident insurance plan or other employee benefit plan which may now be in effect or hereafter adopted by the Company for its employees, subject to the eligibility requirements of each such plan. Participation in any such plans shall be consistent with Marten's rate of compensation to the extent that compensation is a determinative factor with respect to coverage under any such plans. Marten shall be entitled to the holidays and annual vacation leave in accordance with the Company's policy as it exists from time to time.

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          6.  Bonus.  The Company shall pay to Marten such bonuses and other incentive compensation as the Company's Board of Directors may, in its sole discretion, from time to time determine.

          7. Disability. If, during the term of this Agreement, Marten should fail to perform his duties under this Agreement on account of illness or other incapacity which an independent physician satisfactory to both the Company and Marten shall determine renders Marten incapable of performing his duties under this Agreement, and such illness or other incapacity shall continue for a period of more than 90 days, the Company shall have the right, upon written notice to Marten, to terminate this Agreement. In the event of such termination, Marten shall be entitled to continue to receive (a) 60% of his base salary (as in effect on the date of such termination), in semi-monthly installments (after withholding and other required deductions) or otherwise in accordance with the Company's standard payroll policies as such policies shall exist from time to time, for the remainder of the Employment Term (without taking into account such termination) and (b) disability payments and coverage upon the basis available to Company employees under, and subject to the terms and provisions of, disability benefit plans of the Company which may from time to time be in effect and applicable to employees of the Company. Upon the cessation of salary payments pursuant to the preceding clause (a), Marten shall then be entitled to receive Post Employment Benefits (as defined in, and as provided in, Section
12).

          8. Termination Due to Death. If Marten shall die during the Employment Term, the employment of Marten shall thereupon terminate. In the event of such termination, the estate of Marten shall be entitled to (a) Post Employment Benefits (as defined in, and only upon the terms provided in, Section 12(b) hereof), and (b) such payments and coverage available to Company employees under, and for the remainder of the Employment Term subject to the terms and provisions of, group life insurance or other employee benefit plans of the Company which may from time to time be in effect and applicable to employees of the Company.

          9.  Termination by the Company.
              --------------------------

          (a) Termination For Cause. Except as otherwise provided in this Agreement, the Company may terminate the employment of Marten "for cause" at any time upon written notice to Marten specifying the cause of termination. For purposes of this Agreement, "for cause" shall mean the discharge resulting from a determination by a vote of the Board of Directors that Marten (i) has been convicted of a felony involving dishonesty, fraud, theft or embezzlement or any other felony, (ii) has willfully and persistently failed to attend to material duties or obligations imposed on him under this Agreement, which failure continues for thirty (30) days following notice thereof to Marten,

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or (iii) has performed or failed to act, which if he were prosecuted and convicted, would constitute a crime or offense involving money or property of the Company (in either case in an amount or at a value in excess of $5,000), or which would constitute a felony in the jurisdiction involved. In the event of Marten's termination by the Company under this Section 9(a), Marten shall be subject to the obligations set forth in Section 9(c) but shall in no event be entitled to receive (A) any base salary, bonus or other amounts for any period beyond the date of termination or (B) any Post Employment Benefits (as defined in Section 12). A termination by the Company under this Section 9(a) shall not prejudice any remedy to which the Company may be entitled at law, in equity or under this Agreement.

          (b) No Termination Without Cause. Marten's employment under this Agreement may only be terminated by the Company for disability (pursuant to Section 7), death (pursuant to Section 8) or "for cause" (pursuant to Section 9(a)).

          (c) Covenant Not to Compete. During the Employment Term (as it may be extended or sooner terminated) and for a period of five (5) years thereafter, Marten will not (i) induce or encourage any employee of the Company to become employed by him or by any Competitor (defined below); (ii) own, directly or indirectly, over 5% of the total equity interest in any Competitor; (iii) serve as a consultant to, or an officer, director, employee, agent or partner of any Competitor; or (iv) intentionally or actively interfere with, disrupt or attempt to disrupt the relationships, contractual or otherwise, between the Company and any significant customer, client, supplier, consultant, employee or stockholder of the Company. For purposes of this Section 9(c), a Competitor shall be any individual, partnership, corporation or other business organization engaged in the development, manufacturing, marketing or distribution of products and/or technology (whether patented or otherwise) involving (A) topical hemostasis products, skin deficit wound treating devices or intravenous catheters for the neonatal, pediatric or adult intravenous drug therapy market (to the extent that the Company is engaged in any of such businesses as of the date on which Marten is terminated) or (B) any other business in which the Company is engaged as of the date on which Marten is terminated. Marten's obligations under this Section 9(c) are an express condition precedent to the Company's obligation, if any, to provide Marten with Post Employment Benefits under Section 12. If Marten proposes to take any action which might be considered to violate this Section 9(c), Marten may provide written notice by certified mail to the Company with copies to the Company's Board of Directors, and Philip P. Rossetti, Esq., Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, describing such proposed action in reasonable detail. If the Company shall not have objected to such proposed action by written notice to Marten within thirty (30) days of such written notice from Marten, then

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Marten may take such proposed action and shall conclusively be deemed not to have violated this Section 9(c) by reason of such proposed action. If the Company shall have objected to the proposed action and the Company and Marten cannot reach a resolution as to the matter, the Company shall submit the matter to binding arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association relating to commercial disputes and reasonable expenses (including legal fees) with respect to such arbitration shall be paid by the unsuccessful party to the arbitration. It is the parties' intent that the provisions of this Section 9(c) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 9(c) shall be adjudicated to be invalid or unenforceable, this Section 9(c) shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 9(c) in the particular jurisdiction in which such adjudication is made. Nothing in this Section 9(c) shall reduce or abrogate Marten's obligations under Section 3 during the term of this Agreement.

          10. Company's Insurance on Marten. The Company shall secure, at its own expense, a term life insurance policy for the Employment Term in the face amount of $1,000,000 for the benefit of such beneficiary or beneficiaries as Marten shall designate. Marten agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations and other instruments in writing as may be reasonably required by the insurance companies to which application is made for such insurance. Notwithstanding the foregoing, the Company shall not be obligated to obtain such insurance if after such medical examinations Marten is rated as a high risk and this rating results in unreasonably high premium payments.

          11. Confidentiality Agreement. Marten acknowledges that he has executed an Employee Confidentiality Agreement with the Company (the "Employee Confidentiality Agreement"). Marten acknowledges and understands that his obligations under the Employee Confidentiality Agreement shall survive the termination of this Agreement.

          12. Post Employment Benefits. Subject to the proviso below, upon the termination of the Employment Term under this Agreement, Marten shall be entitled to receive from the Company, for a period of eight years, 50% of his base salary (as in effect on the date of such termination), in semi-monthly installments after withholding and other required deductions and in accordance with the Company's standard payroll policies as such policies shall exist from time to time (the "Post Employment Benefits"); provided, however, that such Post Employment Benefits shall,

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          (a) in the event of termination due to disability pursuant to Section
7, commence upon the cessation of salary payments pursuant to clause (a) of
Section 7;

          (b) in the event of termination due to death pursuant to Section 8, be payable to Marten's estate if and only if the Company shall not have maintained $1,000,000 of term life insurance on Marten's life as provided in Section 10 and such insurance shall not have been in effect as of the date of such death (otherwise, no Post Employment Benefits shall be payable hereunder);

          (c) in the event of termination for cause pursuant to Section 9(a), under no circumstances be payable and shall be deemed waived by Marten; and

          (d) in the event of voluntary termination by Marten pursuant to
Section 13, under no circumstances be payable and shall be deemed waived by Marten.

          13. Termination by Marten. Marten may voluntarily terminate the Employment Term under this Agreement upon 90 days' advance written notice to the Company to such effect. In the event of such termination, Marten shall be entitled to receive payments of base salary to the date of such termination, but shall not be entitled to receive any Post Employment Benefits pursuant to
Section 12.

          14. Violation of Covenants. If Marten violates any of his covenants under Sections 9(c) and 11, Marten agrees and acknowledges that such violation or threatened violation will cause irreparable injury to the Company and the Company will be entitled to injunctive relief without the necessity of proving actual damages.

          15.  Miscellaneous.
               -------------

          (a) Waiver. A waiver by either party of a breach of any provision of this Agreement shall not be deemed or construed to be a waiver of any other provision or any subsequent breach of the same provision.

          (b) Notices. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given five (5) days after deposited in the United States mail, certified or registered mail, postage prepaid and addressed as follows:

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                To Marten:

                James F. Marten
                78 Nichols Road
                Cohasset, MA  02025

                To the Company:

                MedChem Products, Inc.
                232 West Cummings Park
                Woburn, MA  01801

                With a copy to:

                Philip P. Rossetti, Esq.
                Hale and Dorr
                60 State Street
                Boston, MA  02109

Either party may change by notice the address to which notices to it are to be addressed.

          (c) Assignment. Neither party may assign this Agreement or any rights or duties hereunder without the other party's prior written consent.

          (d) Expenses. Each party shall bear its own expenses in connection with the preparation and entering into of this Agreement. In the event either party initiates litigation to enforce any other party's obligations or such party's rights hereunder, the prevailing party shall be entitled to reimbursement of reasonable attorneys' fees and actual costs incurred in connection therewith.

          (e) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. This Agreement cannot be changed, altered or amended except in an instrument in writing signed by all parties.

          (f) Severability. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court to be void, voidable or unenforceable, the same shall in no way affect any other provision of this Agreement.

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          (g) Applicable Law.  This Agreement has been entered into and shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts.

          (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, Marten and the Company have executed this Agreement, effective as of the day and year first above written.

                                 MEDCHEM PRODUCTS, INC.



                                 By:/s/ Edward J. Quilty
                                    ---------------------------
                                    Edward J. Quilty
                                    Chief Executive Officer



                                    /s/ James F. Marten
                                    ------------------------------
                                    James F. Marten

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